                                 EXHIBIT 10 (al)

                                SECOND AMENDMENT
                                       TO
                          SUPPLEMENTAL RETIREMENT PLAN
                                       OF
                    MARSH SUPERMARKETS, INC. AND SUBSIDIARIES
 (AS AMENDED AND RESTATED AS OF JANUARY 1, 1997 AND AMENDED AS OF DECEMBER 31,
                                     1998)

      WHEREAS, Marsh Supermarkets, Inc. (the "Corporation") adopted the Supplemental Retirement Plan of Marsh Supermarkets, Inc. and Subsidiaries (as amended and restated as of January 1, 1997) and a First Amendment thereto, effective as of December 31, 1998 (the "Plan"); and

      WHEREAS, the Compensation Committee of the Board of Directors of the Corporation recommended to the Board of Directors that the Plan be amended, effective February 19, 2004, to modify the benefit formula of the Plan for certain participants designated by the Board of Directors after January 1, 2004; and

      WHEREAS, on February 19, 2004, the Board of Directors of the Corporation approved the amendment of the Plan as recommended by the Compensation Committee;

      NOW, THEREFORE, effective February 19, 2004, the Plan be and hereby is amended by modifying Section 4.1 of the Plan to read as follows:

      4.1 Amount. The Supplemental Retirement Benefit which a Participant is entitled to receive at his Normal Retirement Date shall be equal to the excess of whichever of the following, (a) or (b), is applicable:

      (a) For a Participant designated prior to December 31, 1996, 50% of Final Monthly Compensation; or

      (b) For a Participant designated after December 31, 1996 with less than 20 years of Vesting Service as of the date of such designation, the sum of (i) 24% of Final Monthly Compensation plus (ii) 2% of Final Monthly Compensation for each year of Vesting Service after the date determined by the Board of Directors in the designation of that employee as a Participant, subject to a maximum limit of 50% of Final Monthly Compensation; or

      (c) For a Participant designated after December 31, 1996, with 20 years or more of Vesting Service as of the date of such designation, 50% of Final Monthly Compensation;

      over the sum of the following amounts (determined as of the date of termination of Participant's employment with the Company):

      (x) the Accrued Pension of the Participant as a Member under the Retirement Plan, payable commencing on Participant's Normal Retirement Date;

      (y) the Primary Social Security Benefit payable commencing on Participant's Normal Retirement Date; and

      (z) the Actuarial Equivalent determined at Participant's Normal Retirement Date of the benefit payable to the Participant from the Replacement Plan.

      IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized officers as of the 19th day of February 2004.

                                               MARSH SUPERMARKETS, INC.

                                               By:  /s/ Don E. Marsh
                                                    ----------------------------
                                                        Don E. Marsh
Attest:  /s/ P. Lawrence Butt                           Chief Executive Officer
         ------------------------------
          P. Lawrence Butt, Secretary